SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Sections 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 28, 2005
(Date of Earliest Event Reported)

YTB International, Inc. (formerly REZconnect Technologies, Inc.)
(Exact name of Registrant as specified in its charter)

Delaware	0-18412	11-2602120
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

560 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 567-8500
(Registrant's Telephone Number Including Area Code)

N/A
(Former name or former address if changed since last Report)

Items 5.03 (Amendments to Bylaws) and 8.01 (Other Events): YTB International, Inc. held a Board Meeting of its Directors Monday, November 21, 2005. Matters adopted in that Meeting related to the role, authority and reporting relationship respectively of the President and CEO of Registrant; Expansion of the Board to 10 Directors; John Clagg was named Chief Financial Officer of Registrant effective immediately; and Stock Optioned at $1.00 per share to Certain YTB Representatives.

In a meeting of the Board of Directors on Monday, November 21, 2005, by unanimous consent:

1. Amended the By-Laws as follows, including the associated re-ordering of Article V “Officers”:

Section 3. President. Subject to the direction of the Board of Directors and the Chairman of the Board of Directors, the President may: sign certificates of stock and sign and seal bonds, debentures, contracts, or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporation’s business requires. Subject to the direction of the Chairman of the Board of Directors, he shall have the power to select and appoint all necessary officers and employees of the Corporation, except those selected by the Board of Directors, and to remove all such officers and employees except those selected by the Board of Directors, and make new appointments to fill vacancies. He may delegate any of his power to a Vice-President of the Corporation.

Section 4 (and renumbering the other Sections of Article 3a. Chief Executive Officer. Subject to the direction of the Board of Directors and the Chairman of the Board of Directors, the Chief Executive Officer may: sign certificates of stock and sign and seal bonds, debentures, contracts, or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporation’s business requires. Subject to the direction of the Chairman of the Board of Directors, he shall have the power to select and appoint all necessary officers and employees of the Corporation, except those selected by the Board of Directors, and to remove all such officers and employees except those selected by the Board of Directors, and make new appointments to fill vacancies. He may delegate any of his power to a Vice-President of the Corporation.

2. Amended the By-Laws Article III “Directors” as follows:

Section 1. Number of Directors. The number of Directors which shall constitute the entire Board of Directors shall initially be set at six (6), consisting of three (3) members from the Tomer Group, and three (3) members from the Brent Group. Immediately upon the adoption of these By-Laws, the number of Directors shall be increased to ten (10), consisting of two additional members who are Brent Group Independent Directors (as defined in the Stockholder’s Agreement,) and two additional members who are Tomer Group Independent Directors (as defined in the Stockholder’s Agreement.) In the event that all of the outstanding shares of the stock of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders.

3. John Clagg was named Chief Financial Officer of Registrant effective immediately. This position is in addition to his Chief Financial Officer service to Registrant’s wholly-owned subsidiary YourTravelBiz.com, the latter responsibilities assumed December 15, 2003.

4. Stock Optioned at $1.00 per share to Certain YTB Representatives. A stock incentive program has been approved for the period ending September 2006. Under the YTB Field Director Program, qualified YourTravelBiz.com field leaders are given the discretion to accept shares of Registrant in lieu of cash bonuses earned. Specifically, the YTB Field Director may be elect, in lieu of a cash bonus otherwise earned, to accept Registrant’s common shares at the rate of ONE (1) share in lieu of each ONE ($1) dollar in cash bonuses earned.

EXHIBITS: NONE

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

YTB International, Inc. (formerly REZconnect Technologies, Inc.)

/s/ Michael Y. Brent
Michael Y. Brent, CEO Dated: November 28, 2005